SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS FIRST QUARTER 2020 RESULTS INCLUDING COVID-19 PANDEMIC LOSSES OF $140 MILLION

Hamilton, Bermuda, May 13, 2020 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group”, the “Company”, or the “Group”) today reported results for the first quarter ended March 31, 2020. The Company reported a comprehensive (loss) of $(185) million for the first quarter of 2020 compared to comprehensive income of $76 million for the first quarter of 2019. The Group recorded $140 million of pre-tax losses in its Global Reinsurance ($126 million) and Global A&H ($14 million) segments associated with the novel coronavirus (“COVID-19”) pandemic, net of reinsurance. Book value per common share was $12.78 as of March 31, 2020 compared to $14.23 as of December 31, 2019, a decrease of 10.2% for the three months.

“Over the course of our seventy-five year history - since the end of World War II - Sirius’s business approach has been to find, develop and serve long-term client partners across the globe,” said Kip Oberting, President and Chief Executive Officer of Sirius Group. “Nearly a third of our clients have been with us for longer than twenty years, and two-thirds in excess of ten years. Our employees have generated this loyalty by doing ‘whatever it takes’ to find solutions and serve as a steady hand and honest partner. It is humbling to intimately witness a global organization of over one thousand employees, comprised of a diverse mix of local cultures, norms and values, come together and support one another at times of crisis like the current pandemic.”

Kip added, “COVID-19 impacted both our underwriting and investment results in the quarter. Despite the challenges of running a strategic process during the pandemic, we continue to pursue our previously announced strategic review and sales process. This process is providing the Company with an ongoing opportunity to evaluate various strategic alternatives.”

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Net (loss) attributable to common shareholders for the first quarter of 2020 was $(98) million. Basic earnings per common share was $(0.85) and diluted earnings per common share was $(0.96). This compares to net income attributable to common shareholders of $95 million and basic earnings per common share of $0.75 and diluted earnings per common share of $0.74 for the first quarter of 2019.

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For the first quarter of 2020, Operating (loss) attributable to common shareholders(1) was $(100) million compared to Operating income attributable to common shareholders of $19 million for the first quarter of 2019.

Chief Financial Officer, Ralph Salamone further commented, “COVID-19 presents the industry with loss reserving challenges. In our Q1 results, Sirius Group set reserves for the estimated ultimate losses associated with the pandemic based on all readily available information, rather than recognizing these losses into the income statement in subsequent quarters. For example, in our small contingency business line, we have modeled out the impact of the pandemic on the postponement and cancellation of events on our remaining in-force portfolio, and established $55 million of losses. We took a similar approach to our other lines of businesses.”

(1) Operating (loss) income attributable to common shareholders is a non-GAAP financial measure. See accompanying Reconciliation of Non-GAAP Financial Measures.

First Quarter 2020 Summary

Underwriting
Sirius Group’s combined ratio was 124% for the first quarter of 2020 compared to 91% for the first quarter of 2019. Our underwriting results in the quarter were significantly impacted with 32 loss ratio points from COVID-19. We reviewed our in-force (re)insurance portfolios to estimate our ultimate losses that in order recognize all currently projected losses in the quarter. As a result, we recorded $140 million of estimated ultimate losses in our underwriting results, which includes losses from Contingency, Trade Credit, Property, and to a lesser extent Accident & Health and Casualty. This best estimate of ultimate loss was based on our evaluation of the information readily available at this time, including an analysis of reported claims, an underwriting review of in-force contracts, industry estimates of ultimate losses, and other factors requiring considerable judgment. The first quarter of 2020 included 2 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, compared to 1 point for the first quarter of 2019. The first quarter of 2020 also included 1 point of net unfavorable prior year loss reserve development compared to 5 points for the first quarter of 2019.

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Gross written premiums for the first quarter of 2020 were $818 million and increased 31% compared to the first quarter of 2019. The first quarter of 2020 included $70 million from a loss portfolio transfer completed by Sirius Global Solutions during the quarter. Excluding the loss portfolio transfer, gross written premiums increased 20% compared to the first quarter of 2019.

•	Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $9 million for the first quarter of 2020 compared to $2 million for the first quarter of 2019.

•	Highlights by reportable segment(2) for the first quarter of 2020 include the following:

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Global Reinsurance produced a $(99) million underwriting (loss) and a 142% combined ratio driven mainly by $126 million of losses from the COVID-19 pandemic. COVID-19 losses contributed 54 points to the combined ratio. Current year catastrophe losses, net of reinsurance and reinstatement premiums, were $9 million. Net unfavorable prior year development for the quarter of $9 million was primarily from the Q1 2019 Lion Air crash in the Aviation & Space line of business.

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Global A&H produced $10 million of underwriting income, including net service fee income from Armada and IMG of $11 million, and a combined ratio of 100%. These results included $14 million of losses from the COVID-19 pandemic. Within the segment, underwriting profits from the primary medical and reinsurance books were partially offset by underwriting losses in worldwide travel. In addition, there was $4 million of net favorable prior year loss reserve development and $2 million of drag from the Group’s build out of Armada Health.

Investments and Other

•	During the first quarter of 2020, the investment portfolio returned (1.8)% in original currencies and (2.6)% in U.S. Dollars.

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Total investment results for the first quarter of 2020, which includes the sum of net investment income, net realized and unrealized investment gains (losses) in net income, and change in foreign currency translation on investments recognized through other comprehensive income, was $(105) million, compared to $61 million in the first quarter of 2019, a decrease of $166 million.  Included in the first quarter investment results are foreign exchange (losses) of $(31) million in 2020 compared to $(6) million in 2019.

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Losses from weather derivatives for the first quarter of 2020 were $(20) million driven mainly by a relatively warm U.S. and European winter, which affected open positions in the U.S., United Kingdom and Central Europe, and higher energy costs in Australia.

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Common shareholders’ equity ended the first quarter of 2020 at $1,474 million compared to $1,640 million at December 31, 2019. The decrease is primarily due to a comprehensive (loss) of $(185) million.

(2)     Effective January 1, 2020 Sirius Group effectuated an internal reorganization which changed its reportable segments. Where applicable, all prior periods presented have been revised to conform to this new presentation.

Supplemental Materials

In addition to this press release, we have provided supplemental financial information relating to first quarter results. Readers are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.
Non-GAAP Financial Measures
In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures: Operating (loss) income attributable to common shareholders, Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share. The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’). A reconciliation of Operating (loss) income attributable to common shareholders, Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share, to the most comparable GAAP measures is included in the attached financial information in accordance with Regulation G.
About Sirius Group
Sirius Group, with $2.3 billion of total capital and roots dating back to 1945, is a global multi-line (re)insurer headquartered in Bermuda with a unique global branch network, including offices in Stockholm, New York and London. Sirius Group’s success over the years has come from working with honest, capable partners. Sirius Group provides a fully diversified set of tailored risk products to clients in approximately 150 countries, including health and travel products to consumers through its two managing general underwriters, ArmadaCorp Capital, LLC and IMG, Inc. Sirius Group has been publicly traded since November 2018. You can learn more by visiting www.siriusgroup.com.
Cautionary Note Regarding Forward-Looking Statements
We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about the ongoing strategic review and sales process and estimated ultimate COVID-19 losses . You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this document. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the continued impact of the COVID-19 pandemic on Sirius Group’s business, operations and its loss reserve estimates; the uncertainty as to the estimate of ultimate industry loss claims; the effect of judicial, legislative, and regulatory actions to address and contain the impact of COVID-19; the general economic conditions and market conditions in the markets in which Sirius Group operates; Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in or withdrawal of Sirius Group’s operating subsidiaries’

ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; losses related to cyber-attacks on Sirius Group’s information technology systems; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements; Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; CMIG International Holding Pte. Ltd.’s status as a majority shareholder, including its affiliates' liquidity issues, and actions taken by CMIG International Holding Pte. Ltd or any other parties in interest in connection with such liquidity issues including ownership changes; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; the consequences of the written resolution of Sirius Group’s majority shareholder which may prohibit the Board of Sirius Group from issuing any form of equity without shareholder approval; the impact of lawsuits initiated by minority shareholders, including lawsuits claiming that they are being unfairly oppressed by Sirius Group’s majority shareholder or lawsuits claiming a right of redemption of the Series B preference shares; and other risks identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this release.

Contact:
Sirius Group
Investor Relations
investor.relations@siriusgroup.com
(212) 312-2525

Sirius International Insurance Group, Ltd.
Consolidated Balance Sheets
As at March 31, 2020 and December 31, 2019

(Expressed in millions of U.S. dollars, except share information)	March 31, 2020	December 31, 2019
	Unaudited
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2020: $1,705.0; 2019: $1,656.6)	$1,732.1	$1,681.0
Short-term investments, at fair value (Amortized cost 2020: $1,032.7; 2019: $1,090.8)	1,041.8	1,085.2
Equity securities, trading, at fair value (Cost 2020: $409.5; 2019: $379.2)	366.6	405.2
Other long-term investments, at fair value (Cost 2020: $323.2; 2019: $315.4)	355.5	346.8
Cash	140.5	136.3
Restricted cash	15.3	14.3
Total investments and cash	3,651.8	3,668.8
Accrued investment income	10.9	11.2
Insurance and reinsurance premiums receivable	964.2	730.1
Reinsurance recoverable on unpaid losses	444.2	410.3
Reinsurance recoverable on paid losses	85.7	73.9
Funds held by ceding companies	260.5	293.9
Ceded unearned insurance and reinsurance premiums	245.5	162.0
Deferred acquisition costs	168.2	148.2
Deferred tax asset	171.0	166.7
Accounts receivable on unsettled investment sales	35.2	6.7
Goodwill	400.8	400.8
Intangible assets	175.9	179.8
Other assets	143.7	161.4
Total assets	$6,757.6	$6,413.8
Liabilities
Loss and loss adjustment expense reserves	$2,519.6	$2,331.5
Unearned insurance and reinsurance premiums	979.2	708.0
Ceded reinsurance payable	332.8	244.7
Funds held under reinsurance treaties	148.0	169.1
Deferred tax liability	183.5	205.9
Debt	664.8	685.2
Accounts payable on unsettled investment purchases	53.0	2.3
Other liabilities	200.4	201.3
Total liabilities	5,081.3	4,548.0
Commitments and contingencies
Mezzanine equity
Series B preference shares	199.6	223.0
Common shareholders' equity
Common shares (shares issued and outstanding, 2020 & 2019: 115,299,341)	1.2	1.2
Additional paid-in surplus	1,100.1	1,098.2
Retained earnings	673.7	778.5
Accumulated other comprehensive (loss)	(300.9)	(237.5)
Total common shareholders' equity	1,474.1	1,640.4
Non-controlling interests	2.6	2.4
Total equity	1,476.7	1,642.8
Total liabilities, mezzanine equity, and equity	$6,757.6	$6,413.8

Sirius International Insurance Group, Ltd.
Consolidated Statements of (Loss) Income (Unaudited)
For the three months ended March 31, 2020 and 2019

	Three months ended March 31,
(Expressed in millions of U.S. dollars, except share and per share information)	2020	2019
Revenues
Net earned insurance and reinsurance premiums	$434.7	$311.9
Net investment income	13.5	20.1
Net realized investment gains	20.3	9.0
Net unrealized investment (losses) gains	(43.8)	74.0
Net foreign exchange gains	18.5	5.1
Other revenue	4.5	19.6
Total revenues	447.5	439.7
Expenses
Loss and loss adjustment expenses	427.1	$183.9
Insurance and reinsurance acquisition expenses	74.7	63.3
Other underwriting expenses	38.0	35.3
General and administrative expenses	32.1	24.4
Intangible asset amortization expenses	3.9	3.9
Interest expense on debt	7.8	7.6
Total expenses	583.6	318.4
Pre-tax (loss) income	(136.1)	121.3
Income tax benefit (expense)	14.8	(17.2)
Net (loss) income	(121.3)	104.1
Income attributable to non-controlling interests	(0.2)	(0.4)
(Loss) income attributable to Sirius Group	(121.5)	103.7
Change in carrying value of Series B preference shares	23.4	(8.4)
Net (loss) income attributable to Sirius Group's common shareholders	$(98.1)	$95.3

Net (loss) income per common share and common share equivalent
Basic earnings per common share and common share equivalent	$(0.85)	$0.75
Diluted earnings per common share and common share equivalent	$(0.96)	$0.74
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,262,302	115,182,331
Diluted weighted average number of common shares and common share equivalents outstanding	127,163,972	127,335,314

Sirius International Insurance Group, Ltd.
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
For the three months ended March 31, 2020 and 2019

	Three months ended March 31,
(Expressed in millions of U.S. dollars)	2020	2019
Comprehensive (loss) income
Net (loss) income	$(121.3)	$104.1
Other comprehensive (loss)
Change in foreign currency translation, net of tax	(63.4)	(27.8)
Total other comprehensive (loss)	(63.4)	(27.8)
Comprehensive (loss) income	(184.7)	76.3
Net (income) attributable to non-controlling interests	(0.2)	(0.4)
Comprehensive (loss) income attributable to Sirius Group	$(184.9)	$75.9

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended March 31, 2020
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$465.3	$262.1	$20.8	$69.4	$—	$817.6
Net written premiums	$345.4	$200.7	$15.2	$68.6	$—	$629.9
Net earned insurance and reinsurance premiums	$235.0	$117.9	$12.8	$69.0	$—	$434.7
Loss and allocated LAE	(257.2)	(80.3)	(7.7)	(68.9)	—	(414.1)
Insurance and reinsurance acquisition expenses	(50.9)	(30.8)	(3.0)	(0.4)	10.4	(74.7)
Technical (loss) profit	(73.1)	6.8	2.1	(0.3)	10.4	(54.1)
Unallocated LAE	(5.0)	(1.7)	(0.1)	(0.8)	(5.4)	(13.0)
Other underwriting expenses	(21.3)	(5.6)	(5.2)	(0.9)	(5.0)	(38.0)
Underwriting (loss) income	(99.4)	(0.5)	(3.2)	(2.0)	—	(105.1)
Service fee revenue	—	35.9	—	—	(11.0)	24.9
Managing general underwriter unallocated LAE	—	(6.0)	—	—	6.0	—
Managing general underwriter other underwriting expenses	—	(5.0)	—	—	5.0	—
General and administrative expenses, MGU + Runoff & Other	—	(14.2)	—	(1.5)	—	(15.7)
Underwriting (loss) income, including net service fee income	$(99.4)	$10.2	$(3.2)	$(3.5)	$—	$(95.9)

Underwriting Ratios (1) (2)
Loss ratio	111.6%	69.6%	60.9%	NM	NM	98.3%
Acquisition expense ratio	21.7%	26.1%	23.4%	NM	NM	17.2%
Other underwriting expense ratio	9.1%	4.7%	40.6%	NM	NM	8.7%
Combined ratio	142.4%	100.4%	124.9%	NM	NM	124.2%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended March 31, 2019
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$435.0	$169.3	$16.6	$1.4	$—	$622.3
Net written premiums	$335.9	$134.9	$13.6	$0.4	$—	$484.8
Net earned insurance and reinsurance premiums	$211.3	$96.1	$4.1	$0.4	$—	$311.9
Loss and allocated LAE	(107.8)	(63.2)	(2.4)	(1.1)	—	(174.5)
Insurance and reinsurance acquisition expenses	(45.6)	(26.6)	(0.7)	(0.7)	10.3	(63.3)
Technical (loss) profit	57.9	6.3	1.0	(1.4)	10.3	74.1
Unallocated LAE	(4.0)	(1.5)	—	(0.5)	(3.4)	(9.4)
Other underwriting expenses	(21.6)	(6.1)	(2.8)	(2.1)	(2.7)	(35.3)
Underwriting (loss) income	32.3	(1.3)	(1.8)	(4.0)	4.2	29.4
Service fee revenue	—	36.3	—	—	(11.0)	25.3
Managing general underwriter unallocated LAE	—	(4.1)	—	—	4.1	—
Managing general underwriter other underwriting expenses	—	(2.7)	—	—	2.7	—
General and administrative expenses, MGU + Runoff & Other	—	(16.2)	—	(0.8)	—	(17.0)
Underwriting (loss) income, including net service fee income	$32.3	$12.0	$(1.8)	$(4.8)	$—	$37.7

Underwriting Ratios (1) (2)
Loss ratio	52.9%	67.3%	58.5%	NM	NM	59.0%
Acquisition expense ratio	21.6%	27.7%	17.1%	NM	NM	20.3%
Other underwriting expense ratio	10.2%	6.3%	68.3%	NM	NM	11.3%
Combined ratio	84.7%	101.3%	143.9%	NM	NM	90.6%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Reconciliation of Non-GAAP Financial Measures

Operating (loss) income attributable to common shareholders

The Company uses Operating (loss) income attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating (loss) income attributable to common shareholders as used herein differs from net (loss) income attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating (loss) income attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains and the associated income tax expense or benefit of those fluctuations. The following is a reconciliation of net (loss) income attributable to common shareholders to Operating (loss) income attributable to common shareholders:

	Three months ended March 31,
(Expressed in millions of U.S. dollars)	2020	2019
Net (loss) income attributable to common shareholders	$(98.1)	$95.3
Adjustment for net realized and unrealized losses (gains) on investments	23.5	(83.0)
Adjustment for net foreign exchange (gains)	(18.5)	(5.1)
Adjustment for income tax (benefit) expense (1)	(7.2)	11.7
Operating (loss) income attributable to common shareholders	$(100.3)	$18.9
(1)Adjustment for income tax (benefit) expense represents the income tax (benefit) expense associated with the adjustment for net realized and unrealized gains on investments and the income tax (benefit) expense associated with the adjustment for net foreign exchange gains. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share

Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share are non-GAAP financial measures. Adjusted book value and Adjusted book value per share are used to show the Company’s total worth on a per-share basis and are useful to management and investors in analyzing the intrinsic value of the Company. Adjusted tangible book value and Adjusted tangible book value per share are useful to investors because they measure the realizable value of shareholder returns, excluding the impact of goodwill, intangible assets, and net deferred liability on intangible assets.

Adjusted shares outstanding is derived by summing Common shares outstanding, Series B preference shares outstanding, and the earned portion of share-based compensation awards. Adjusted book value is derived by summing Total common shareholders’ equity, the Series B preference share amount reflected in mezzanine equity, and the Earned portion of future proceeds from stock option awards. Outstanding warrants are excluded as they are anti-dilutive as of the respective reporting dates. Adjusted tangible book value is derived by subtracting Goodwill, Intangible assets and Net deferred tax liability on intangible assets from Adjusted book value.

At March 31, 2020, Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share include the earned effects of share-based compensation awards issued during 2019.

Adjusted book value per share is derived by dividing the Adjusted book value by the Adjusted shares outstanding. Adjusted tangible book value per share is derived by dividing Adjusted tangible book value by the Adjusted shares outstanding.

The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	March 31,	December 31,
(Expressed in millions of U.S. dollars, except share and per share amounts)	2020	2019
Common shares outstanding	115,299,341	115,299,341
Series B preference shares outstanding	11,901,670	11,901,670
Earned share-based compensation awards, excluding stock options	785,297	629,716
Earned portion of Stock option awards issued	496,508	381,929
Adjusted shares outstanding	128,482,816	128,212,656

Total common shareholders’ equity	$1,474.1	$1,640.4
Series B preference shares	199.6	223.0
Earned portion of future proceeds from stock option awards	6.3	4.9
Adjusted book value	$1,680.0	$1,868.3
Goodwill	(400.8)	(400.8)
Intangible assets	(175.9)	(179.8)
Net deferred tax liability on intangible assets	21.2	22.8
Adjusted tangible book value	$1,124.5	$1,310.5

Book value per common share	$12.78	$14.23
Adjusted book value per share	$13.08	$14.57
Adjusted tangible book value per share	$8.75	$10.22